ETHANOL SERVICES, INC.
                            c/o Lehman Brothers Inc.
                       World Financial Center, 29th Floor
                               New York, NY 10285

                                 August 23, 1995

BY FAX & FIRST CLASS MAll.

Inter-American Investments, Inc.
999 Summer Street
Stamford, CT 06905
Attn.: Victor Shaio

Re: Stock Purchase Agreement dated as of January 14, 1994, between Ethanol Services, Inc. and Inter-American Investments, Inc. (the "Purchase Agreement")

Dear Sirs:

     At the annual shareholders' meeting of New Energy Corporation of Indiana held on August 14, 1995, Inter-American Investments, Inc. ("IAI") and Ethanol Services, Inc. ("ESI") agreed to immediately terminate the Purchase Agreement. Pursuant to Section 7.l(a) of the Purchase Agreement, by signing below, IAI and ESI are hereby confirming in writing our previous termination of the Purchase Agreement effective as of August 14, 1995.

     Please fax an executed version of this letter to ESI at (212) 528-9696 (attention: Rocco F. Andriola) and return an original to ESI at the address indicated above.

                                           Sincerely,

                                           ETHANOL SERVICES, INC.


                                           By: ROCCO F. ANDRIOLA
                                               ---------------------
                                               Rocco F. Andriola
                                               President

ACCEPTED AND AGREED:

INTER-AMERICAN INVESTMENTS, INC.

By: VICTOR SHAIO
    ------------
    Victor Shaio

cc:    Mr. John Parker - New Energy Corporation of Indiana

       Barnes & Thornburg
       1313 Merchants Bank Building
       11 South Meridian Street
       Indianapolis, IN 46204
       Attn.: James A. Strain, Esq.